UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2005

AVONDALE INCORPORATED

(Exact name of registrant as specified in its charter)

Georgia	33-68412	58-0477150

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

506 South Broad Street Monroe, Georgia		30655

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 267-2226

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.

     At approximately 2:40 a.m. on Thursday, January 6, 2005, a Norfolk Southern freight train collided with a locomotive parked on a railroad spur near the Company’s manufacturing and administrative facilities in Graniteville, South Carolina. In the resulting derailment, a tanker car was breached, releasing chlorine gas. Due to the release of the toxic and corrosive gas, the surrounding area, including the Company’s adjacent facilities, was evacuated. Six of the Company’s associates were killed by chlorine gas inhalation and many others were hospitalized.

     The Company believes that the chlorine gas penetrated the adjacent facilities at such levels that can be damaging to electrical and electronic components. The facilities directly impacted by the chlorine spill include facilities which process approximately one half of the Company’s Apparel Fabrics production. Several administrative office buildings, including one that houses significant telephone services for the Company’s operations in the Graniteville area and information systems which support a majority of manufacturing, finance and administrative functions across the Company, also were impacted. Other yarn and greige weaving facilities within the Graniteville area and other Company locations are indirectly impacted due to the integrated nature of the Company’s manufacturing process.

     Local, state and federal authorities continue to restrict access to an area within one mile of the collision site. Accordingly, the Company has been unable to enter the affected facilities and assess their condition. The Company will make a full assessment when it is able to access the facilities and determine the extent of any damage. In the meantime, the Company will evaluate alternatives to mitigate any losses stemming from the incident, including working with customers to ship available finished goods inventory and outsourcing certain manufacturing processes to maximize production during the recovery period. The Company also will pursue claims under its property damage, business interruption and other insurance policies.

Forward Looking Statements

     This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, followed by or that include the words “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions. These statements include, among others, statements regarding the damage our facilities may have sustained as a result of the chlorine gas leak and how we intend to mitigate any losses caused by the leak.

     Forward-looking statements reflect management’s current expectations and are not guarantees of performance or outcomes. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements also involve risks and uncertainties, which could cause actual outcomes to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict.

     You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2005	AVONDALE INCORPORATED
	By:	/s/Jack R. Altherr, Jr.
Jack R. Altherr, Jr.
Vice Chairman and Chief Financial Officer